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ROY W. TUCKER
(503) 727-2044
tuckr@perkinscoie.com


                                 April 26, 1999



WebTrends Corporation
Suite 1200
851 S.W. Sixth Avenue
Portland, OR  97204

Gentlemen:

        We have acted as counsel to WebTrends Corporation (the "Company") in connection with the preparation and filing of a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to 2,875,000 shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock").

        We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

        (a) the filing and effectiveness of the Registration Statement and any amendments thereto,

        (b) due execution by the Company and registration by its registrar of the Shares,

        (c) the offering and sale of the Shares as contemplated by the Registration Statement, and

        (d) receipt by the Company of the consideration required for the Shares to be sold by the Company as contemplated by the Registration Statement,


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WebTrends Corporation
April 26, 1999
Page 2



the Shares will be duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus filed as part of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,

                                            PERKINS COIE, LLP

                                            /s/ Perkins Coie
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